UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2006

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27354	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30831 Huntwood Ave., Hayward, CA 94544
(Address of principal executive offices) (Zip Code)

510-476-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Item 1.02.   Termination of a Material Definitive Agreement.

Item 5.02.   Departure of Directors or Principal Officers; Appointment of Principal Officer.

On August 15, 2006, the registrant announced that Barry R. Edwards will be relinquishing his positions as Chief Executive Officer and Director and that its President, Larry Hsu, Ph.D., will assume the additional position of Chief Executive Officer, both effective October 1, 2006. A copy of the press release containing the announcement is attached as Exhibit 99.1 to this report.

In connection with Mr. Edwards’ retirement the registrant on August 14, 2006 entered into a Consulting/Separation Agreement and Full Mutual Release with Mr. Edwards under which the registrant will pay Mr. Edwards a lump sum severance of $649,080 in three equal quarterly installments beginning October 6, 2006. Mr. Edwards will also serve as a special consultant to the registrant through September 30, 2008, for which he will receive consulting fees of $18,750 per month. All stock options held by Mr. Edwards will continue to be exercisable until 180 days after the end of the consulting term. The agreement also contains mutual releases and waivers with respect to matters arising out of Mr. Edwards’ employment. A copy of the agreement is attached as Exhibit 10.1 to this report. A description of Mr. Edwards’ employment agreement is contained in the registrant’s Proxy Statement filed on April 12, 2004 and is incorporated herein by reference.

The terms of Dr. Hsu’s employment agreement will not change as a result of his assuming the position of Chief Executive Officer. Information concerning Dr. Hsu’s background and his employment agreement is contained in the registrant’s Proxy Statement filed April 12, 2004 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

10.1 Consulting/Separation Agreement and Full Mutual Release dated August 14, 2006.

99.1 Press Release dated August 15, 2006.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting/Separation Agreement and Full Mutual Release dated August 14, 2006
99.1	Press Release dated August 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2006

IMPAX LABORATORIES, INC.
By: /s/ Arthur A. Koch, Jr.
Name: Arthur A. Koch, Jr.
Title: Chief Financial Officer